                                                                     Exhibit 11

                     PARK PLACE ENTERTAINMENT CORPORATION
                 PRO FORMA COMPUTATION OF PER SHARE EARNINGS

                                               1997             1996             1995
                                         ---------------   ---------------  ---------------

BASIC
  Income (in millions)
    Before extraordinary item                        $67               $36              $85
    Extraordinary item, net                            -               (74)               -
                                         ---------------   ---------------  ---------------
    Net income                                       $67              ($38)             $85
                                         ---------------   ---------------  ---------------
                                         ---------------   ---------------  ---------------

  Shares
    Pro forma weighted average
     common shares                           263,368,000       197,577,000      193,015,000
                                         ---------------   ---------------  ---------------
                                         ---------------   ---------------  ---------------

  Pro Forma basic earnings per
   common share
    Income before extraordinary item               $0.25             $0.18            $0.44
    Extraordinary item                                 -             (0.37)               -
                                         ---------------   ---------------  ---------------
    Net income                                     $0.25            ($0.19)           $0.44
                                         ---------------   ---------------  ---------------
                                         ---------------   ---------------  ---------------

DILUTED
  Income (in millions)
    Before extraordinary item                        $67               $36              $85
    Extraordinary item                                 -               (74)               -
                                          ---------------   ---------------  --------------
    Net income                                       $67              ($38)             $85
                                          ---------------   ---------------  --------------
                                          ---------------   ---------------  --------------

  Shares
    Weighted average common
     shares - basic                          263,368,000       197,577,000      193,015,000

    Dilutive effect of assumed
     option exercises (as
     determined by the application
     of the treasury stock method)             2,374,000         1,756,000        1,643,000
                                         ---------------   ---------------  ---------------
    Common and common equivalent
     shares as adjusted                      265,742,000       199,333,000      194,658,000
                                         ---------------   ---------------  ---------------
                                         ---------------   ---------------  ---------------

  Pro forma diluted earnings per
   common share
    Income before extraordinary item               $0.25             $0.18            $0.44
    Extraordinary item                                 -             (0.37)               -
                                         ---------------   ---------------  ---------------

    Net income                                     $0.25            ($0.19)           $0.44
                                         ---------------   ---------------  ---------------
                                         ---------------   ---------------  ---------------